UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

RETAIL PROPERTIES OF AMERICA, INC.

(exact name of registrant as specified in charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Retail Properties of America, Inc. (the “Company”) held the 2016 annual meeting of stockholders (the “2016 Annual Meeting”) on May 26, 2016. The total number of shares of common stock entitled to vote at the 2016 Annual Meeting was 237,346,768, of which 204,068,852 shares, or approximately 86%, were present in person or by proxy. The following is a brief description of each matter voted upon at the 2016 Annual Meeting and a statement of the number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each matter, as applicable.

(a) Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2017 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, were as follows:

Nominee	For	Withheld	Abstain	Broker Non-Votes(1)
Bonnie S. Biumi	157,255,388	11,772,587	385,673	34,655,204
Frank A. Catalano, Jr.	155,923,167	13,113,181	377,299	34,655,204
Paul R. Gauvreau	156,292,075	12,725,731	395,842	34,655,204
Gerald M. Gorski	156,297,695	12,725,487	390,466	34,655,204
Steven P. Grimes	156,013,179	13,016,133	384,336	34,655,204
Richard P. Imperiale	157,031,490	11,973,308	408,850	34,655,204
Peter L. Lynch	157,107,555	11,941,211	364,882	34,655,204
Thomas J. Sargeant	157,126,110	11,892,300	395,238	34,655,204

(1)	A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Based on the votes set forth above, each of the foregoing persons was duly elected to serve as a director for a term expiring at the annual meeting of stockholders in 2017 and until his or her respective successor has been duly elected and qualified or until his or her earlier resignation or removal. For each of the eight nominees, over 92% of the votes cast were voted in favor of such nominee.

(b) With respect to the advisory resolution approving the compensation of the Company’s named executive officers, there were 153,950,698 votes for the resolution, 14,706,719 votes against the resolution, 756,229 votes abstaining from voting on the resolution and 34,655,206 broker non-votes. Based on the foregoing voting results, the advisory resolution approving the compensation of the Company’s named executive officers was approved by the Company’s stockholders. Of the total votes cast, over 91% voted to approve the compensation of the Company’s named executive officers.

(c) With respect to the ratification of the audit committee’s appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2016, there were 193,095,193 votes for the ratification, 10,296,893 votes against the ratification, 676,766 votes abstaining from voting on the ratification and no broker non-votes. Based on the foregoing voting results, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2016 was duly ratified by the Company’s stockholders. Of the total votes cast, over 94% voted to ratify such appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Paula C. Maggio
Paula C. Maggio
Date: May 31, 2016		Executive Vice President, General Counsel and Secretary